Exhibit 99.1

EPAM Reports Results for Second Quarter 2022

•Second quarter revenues of $1.195 billion, up 35.6% year-over-year
•GAAP Income from Operations was 7.8% of revenues and Non-GAAP Income from Operations was 14.9% of revenues for the second quarter
•Second quarter GAAP Diluted EPS of $0.32, a decrease of 83.5%, and Non-GAAP Diluted EPS of $2.38, an increase of 16.1% on a year-over-year basis
•For the third quarter, EPAM expects revenue to be at least $1.210 billion, GAAP Diluted EPS to be at least $1.65 and Non-GAAP Diluted EPS to be at least $2.48

Newtown, PA, USA — August 4, 2022 — EPAM Systems, Inc. (NYSE: EPAM), a leading digital transformation services and product engineering company, today reported results for the second quarter ended June 30, 2022.
“Our strong second quarter results reflect EPAM’s resiliency, agility and focus as the Company navigates the impact of the war in Ukraine,” said Arkadiy Dobkin, CEO & President, EPAM. “The acceleration of our strategy will enable EPAM to continue our growth trajectory by developing our consulting and next generation delivery capabilities, investing in our people and communities as well as leading the change for customers through strategy and execution, simultaneously. I remain confident we will continue to execute through this near-term challenge, and emerge as a more diverse, more resilient and more relevant global company.”

Second Quarter 2022 Highlights
•Revenues increased to $1.195 billion, a year-over-year increase of $313.5 million, or 35.6%. On a constant currency basis, revenues were up 40.1% compared to the second quarter of 2021. Acquisitions completed in the last twelve months contributed 6.2% to revenue growth in the quarter;
•GAAP income from operations was $93.0 million, a decrease of $32.3 million, or 25.7%, compared to $125.3 million in the second quarter of 2021;
•Non-GAAP income from operations was $177.5 million, an increase of $22.2 million, or 14.3%, compared to $155.2 million in the second quarter of 2021;
•Diluted earnings per share (“EPS”) on a GAAP basis was $0.32, a decrease of $1.62, or 83.5%, compared to $1.94 in the second quarter of 2021 largely driven by the impact of appreciation of the Russian ruble on our intercompany payables denominated in Russian rubles and U.S. dollar denominated assets held by our subsidiaries in Russia as well as the decrease in GAAP income from operations; and
•Non-GAAP diluted EPS was $2.38, an increase of $0.33, or 16.1%, compared to $2.05 in the second quarter of 2021.
Cash Flow and Other Metrics
•Cash provided by operating activities was $25.7 million for the first six months of 2022, compared to cash provided by operating activities of $81.7 million for the first six months of 2021;
•Cash, cash equivalents and restricted cash totaled $1.296 billion as of June 30, 2022, a decrease of $153.7 million, or 10.6%, from $1.449 billion as of December 31, 2021; and
•Total headcount was approximately 61,300 as of June 30, 2022. Included in this number were approximately 54,850 delivery professionals, an increase of 28.1% from June 30, 2021.

Third Quarter Outlook
EPAM expects the following for the third quarter:
•Revenues will be at least $1.210 billion on a GAAP basis for the third quarter reflecting a year-over-year growth rate of at least 22% which includes an unfavorable foreign currency translation impact of approximately 4%. Revenue growth on a constant currency basis will be at least 26%. The Company expects acquisitions will contribute approximately 4% to reported revenues;
•For the third quarter, EPAM expects GAAP income from operations to be in the range of 9.5% to 10.5% of revenues and non-GAAP income from operations to be in the range of 15% to 16% of revenues;
•The Company expects its GAAP effective tax rate to be approximately 19% and its non-GAAP effective tax rate to be approximately 22%; and
•EPAM expects GAAP diluted EPS will be at least $1.65 for the quarter, and non-GAAP diluted EPS will be at least $2.48 for the quarter. The Company expects weighted average diluted shares outstanding for the quarter of 59.4 million.

Conference Call Information
EPAM will host a conference call to discuss the results on Thursday, August 4, 2022, at 8:00 a.m. EDT. The conference call will be available live on the EPAM website at https://investors.epam.com. Please visit the website at least 15 minutes prior to the call to register for the event. For those who cannot access the live webcast, a replay will be available in the Investor Relations section of the website.

About EPAM Systems
Since 1993, EPAM Systems, Inc. (NYSE: EPAM) has leveraged its advanced software engineering heritage to become the foremost global digital transformation services provider – leading the industry in digital and physical product development and digital platform engineering services. Through its innovative strategy; integrated advisory, consulting, and design capabilities; and unique ‘Engineering DNA,’ EPAM’s globally deployed hybrid teams help make the future real for clients and communities around the world by powering better enterprise, education and health platforms that connect people, optimize experiences, and improve people’s lives. In 2021, EPAM was added to the S&P 500 and included among the list of Forbes Global 2000 companies.
Selected by Newsweek as a 2021 Most Loved Workplace, EPAM’s global multi-disciplinary teams serve customers in more than 50 countries across six continents. As a recognized leader, EPAM is listed among the top 15 companies in Information Technology Services on the Fortune 1000 and ranked as the top IT services company on Fortune’s 100 Fastest-Growing Companies list for the last three consecutive years. EPAM is also listed among Ad Age’s top 25 World’s Largest Agency Companies for three consecutive years, and Consulting Magazine named EPAM Continuum a top 20 Fastest-Growing Firm.
Learn more at www.epam.com and follow EPAM on Twitter and LinkedIn.

Non-GAAP Financial Measures
EPAM supplements results reported in accordance with United States generally accepted accounting principles, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in EPAM’s business and uses the measures to establish budgets and operational goals, communicate internally and externally, for managing EPAM’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expenses, acquisition-related costs including amortization of intangible assets, impairment of assets, expenses associated with EPAM's humanitarian commitment to its professionals in Ukraine, unbilled business continuity resources resulting from Russia's invasion of Ukraine, costs associated with the geographic repositioning efforts in Russia and Belarus, employee separation costs in Russia, certain other one-time charges and benefits, changes in fair value of contingent consideration, foreign exchange gains and losses, excess tax benefits related to stock-based compensation, and the related effect on income taxes of the pre-tax adjustments. Management also compares operating results on a basis of “constant currency,” which is also a non-GAAP financial measure. This measure excludes the effect of foreign currency exchange rate fluctuations by translating the current period revenues and expenses into U.S. dollars at the weighted average exchange rates of the prior period of comparison. Because EPAM’s reported non-GAAP financial measures are not calculated in accordance with GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather, should be considered together with the information in EPAM’s consolidated financial statements, which are prepared in accordance with GAAP.

Forward-Looking Statements
This press release includes estimates and statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Our estimates and forward-looking statements are mainly based on our current expectations and estimates of future events and trends, which affect or may affect our business and operations. These statements may include words such as "may," "will," "should," "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. Those future events and trends may relate to, among other things, developments relating to the invasion of Ukraine, political and civil unrest or military action in the geographies where we conduct business and operate, developments relating to the on-going COVID-19 pandemic, and the effect that they may have on our revenues, operations, access to capital, profitability and customer demand. Other factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the risk factors discussed in the Company’s most recent Annual Report on Form 10-K and the factors discussed in the Company’s Quarterly Report on Form 10-Q, filed on or after the date of this press release, particularly under the headings "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" and other filings with the Securities and Exchange Commission. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made based on information currently available to us. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Contact:
EPAM Systems, Inc.
David Straube, Head of Investor Relations
Phone: +1-267-759-9000 x59419
Email: david_straube@epam.com

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues	$1,194,861	$881,366	$2,366,475	$1,662,141
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	846,323	583,728	1,627,159	1,103,056
Selling, general and administrative expenses	232,527	151,910	469,804	288,299
Depreciation and amortization expense	22,991	20,454	47,250	38,261
Income from operations	93,020	125,274	222,262	232,525
Interest and other income, net	1,579	2,580	1,414	7,954
Foreign exchange loss	(85,941)	(4,693)	(108,726)	(2,394)
Income before provision for income taxes	8,658	123,161	114,950	238,085
(Benefit from)/ provision for income taxes	(9,946)	8,490	6,627	14,368
Net income	$18,604	$114,671	$108,323	$223,717

Net income per share:
Basic	$0.33	$2.03	$1.90	$3.97
Diluted	$0.32	$1.94	$1.84	$3.80
Shares used in calculation of net income per share:
Basic	57,240	56,463	57,078	56,317
Diluted	59,020	59,011	58,981	58,896

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except par value)

	As of June 30, 2022	As of December 31, 2021
Assets
Current assets
Cash and cash equivalents	$1,293,518	$1,446,625
Trade receivables and contract assets, net of allowance of $18,554 and $5,521, respectively	929,217	768,928
Short-term investments	60,098	—
Prepaid and other current assets	76,845	53,927
Total current assets	2,359,678	2,269,480
Property and equipment, net	211,119	236,214
Operating lease right-of-use assets, net	159,726	184,841
Intangible assets, net	89,032	101,143
Goodwill	521,267	530,723
Deferred tax assets	172,807	143,928
Other noncurrent assets	50,335	56,898
Total assets	$3,563,964	$3,523,227

Liabilities
Current liabilities
Accounts payable	$22,488	$24,847
Accrued compensation and benefits expenses	414,674	502,997
Accrued expenses and other current liabilities	181,525	142,014
Short-term debt	6,701	16,018
Income taxes payable, current	18,190	27,440
Operating lease liabilities, current	41,125	50,104
Total current liabilities	684,703	763,420
Long-term debt	30,221	30,234
Income taxes payable, noncurrent	45,441	42,454
Operating lease liabilities, noncurrent	130,891	142,802
Other noncurrent liabilities	48,702	48,480
Total liabilities	939,958	1,027,390
Commitments and contingencies
Stockholders’ equity
Common stock, $0.001 par value; 160,000 shares authorized; 57,373 and 56,868 shares issued, 57,353 and 56,849 shares outstanding at June 30, 2022 and December 31, 2021, respectively	57	57
Additional paid-in capital	760,975	711,912
Retained earnings	1,937,855	1,829,532
Treasury stock	(177)	(177)
Accumulated other comprehensive loss	(76,357)	(54,207)
Total EPAM Systems Inc. stockholders’ equity	2,622,353	2,487,117
Noncontrolling interest in consolidated subsidiaries	1,653	8,720
Total stockholders' equity	$2,624,006	$2,495,837
Total liabilities and stockholders' equity	$3,563,964	$3,523,227

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(Unaudited)
(In thousands, except percent and per share amounts)

Reconciliation of revenue growth as reported on a GAAP basis to revenue growth on a constant currency basis is presented in the table below:

	Three Months Ended June 30, 2022	Six Months Ended June 30, 2022
Revenue growth as reported	35.6%	42.4%
Foreign exchange rates impact	4.5%	3.8%
Revenue growth on a constant currency basis(1)	40.1%	46.2%

(1)	Constant currency revenue results are calculated by translating current period revenues in local currency into U.S. dollars at the weighted average exchange rates of the comparable prior period.

Reconciliation of various income statement amounts from GAAP to non-GAAP for the three and six months ended June 30, 2022 and 2021:

	Three Months Ended June 30, 2022			Six Months Ended June 30, 2022
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(2)	$846,323	$(27,272)	$819,051	$1,627,159	$(27,218)	$1,599,941
Selling, general and administrative expenses(3)	$232,527	$(51,439)	$181,088	$469,804	$(105,693)	$364,111
Income from operations(4)	$93,020	$84,467	$177,487	$222,262	$143,911	$366,173
Operating margin	7.8%	7.1%	14.9%	9.4%	6.1%	15.5%
Net income(5)	$18,604	$121,634	$140,238	$108,323	$178,958	$287,281
Diluted earnings per share	$0.32		$2.38	$1.84		$4.87

	Three Months Ended June 30, 2021			Six Months Ended June 30, 2021
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(2)	$583,728	$(11,261)	$572,467	$1,103,056	$(22,378)	$1,080,678
Selling, general and administrative expenses(3)	$151,910	$(14,744)	$137,166	$288,299	$(30,122)	$258,177
Income from operations(4)	$125,274	$29,966	$155,240	$232,525	$59,601	$292,126
Operating margin	14.2%	3.4%	17.6%	14.0%	3.6%	17.6%
Net income(5)	$114,671	$6,467	$121,138	$223,717	$3,621	$227,338
Diluted earnings per share	$1.94		$2.05	$3.80		$3.86

Items (2) through (5) above are detailed in the table below with the specific cross-reference noted in the appropriate item.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Stock-based compensation expense	$14,732	$11,261	$14,308	$22,378
Humanitarian support in Ukraine (a)	3,279	—	22,435	—
Unbilled business continuity resources (b)	9,261	—	11,831	—
Discretionary compensation (c)	—	—	(21,356)	—
Total adjustments to GAAP cost of revenues(2)	27,272	11,261	27,218	22,378
Stock-based compensation expenses	13,161	12,637	20,697	26,073
Other acquisition-related expenses	91	2,099	670	4,032
One-time charges	2,513	8	3,876	17
Humanitarian support in Ukraine (a)	5,088	—	11,588	—
Geographic repositioning (d)	14,366	—	33,072	—
Russia long-lived asset impairment charges (e)	—	—	19,570	—
Russia business restructuring (f)	16,220	—	16,220	—
Total adjustments to GAAP selling, general and administrative expenses(3)	51,439	14,744	105,693	30,122
Amortization of acquired intangible assets	5,756	3,961	11,000	7,101
Total adjustments to GAAP income from operations(4)	84,467	29,966	143,911	59,601
Change in fair value of contingent consideration included in Interest and other income, net	2,733	(692)	6,106	(5,636)
Impairment of financial asset	—	—	1,300	—
Foreign exchange loss	85,941	4,693	108,726	2,394
Provision for income taxes:
Tax effect on non-GAAP adjustments	(36,930)	(6,525)	(53,399)	(10,259)
Excess tax benefits related to stock-based compensation	(7,382)	(20,975)	(20,491)	(42,479)
Net discrete benefit from tax planning (g)	(7,195)	—	(7,195)	—
Total adjustments to GAAP net income(5)	$121,634	$6,467	$178,958	$3,621

(a) Humanitarian support in Ukraine includes expenses related to EPAM's $100 million humanitarian commitment in response to Russia's invasion of Ukraine to support EPAM professionals and their families in and displaced from Ukraine. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(b) Given the uncertainty in the region introduced by Russia’s invasion of Ukraine, EPAM has assigned delivery employees in locations outside of the region to ensure the continuity of delivery for customers who have substantial delivery exposure to Ukraine or other delivery concerns resulting from the invasion. These employees are not billed to clients and operate largely in a standby or backup capacity. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(c) Discretionary compensation includes the reduction of previously accrued amounts associated with the Company's variable compensation program for the year ended December 31, 2021. This adjustment was made in response to Russia's invasion of Ukraine and is not expected to recur in the future.
(d) Geographic repositioning includes expenses associated with the Company's accelerated efforts to relocate employees in Russia and Belarus to other countries and includes the cost of accommodations, travel and food. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(e) As a result of the Company's decision to no longer serve customers in Russia, the Company incurred impairment charges for long-lived assets in Russia including charges of $15.1 million associated with property and equipment, $3.8 million associated with right-of-use assets and $0.7 million associated with goodwill for the six months ended June 30, 2022. Consistent with the Company's historical non-GAAP policy, impairment charges have been excluded from non-GAAP results as these are one-time and unusual in nature.

(f) As a result of the Company's decision to no longer serve customers in Russia and begin the process of a phased exit of its operations in Russia, the Company incurred charges associated with employee separation. Consistent with the Company's historical non-GAAP policy, employee separation costs incurred in connection with formal restructuring initiatives have been excluded from non-GAAP results as these are one-time and unusual in nature.
(g) A one-time benefit related to the implementation of tax planning to disregard certain foreign subsidiaries as separate entities for U.S. income tax purposes. Consistent with the Company's historical non-GAAP policy, the benefit related to the implementation of tax planning has been excluded from non-GAAP results as it is one-time and unusual in nature.

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Guidance Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(Unaudited)

The below guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.
Reconciliation of expected revenue growth on a GAAP basis to expected revenue growth on a constant currency basis is presented in the table below:

Third Quarter 2022
Revenue growth (at least)	22%
Foreign exchange rates impact	4%
Revenue growth on a constant currency basis (at least) (6)	26%

(6)	Constant currency revenue results are calculated by translating expected revenues in local currency into U.S. dollars at the weighted average exchange rates of the comparable prior period.
Reconciliation of expected GAAP to non-GAAP income from operations as a percentage of revenues is presented in the table below:

Third Quarter 2022
GAAP income from operations as a percentage of revenues	9.5% to 10.5%
Stock-based compensation expenses	3.1%
Included in cost of revenues (exclusive of depreciation and amortization)	1.6%
Included in selling, general and administrative expenses	1.5%
Humanitarian support in Ukraine (a)	0.6%
Unbilled business continuity resources (b)	0.3%
Geographic repositioning (d)	0.6%
One-time charges	0.3%
Other acquisition-related expenses	0.1%
Amortization of purchased intangible assets	0.5%
Non-GAAP income from operations as a percentage of revenues	15% to 16%

Reconciliation of expected GAAP to non-GAAP effective tax rate is presented in the table below:

Third Quarter 2022
GAAP effective tax rate (approximately)	19%
Tax effect on non-GAAP adjustments	2.1%
Excess tax benefits related to stock-based compensation	0.9%
Non-GAAP effective tax rate (approximately)	22%

Reconciliation of expected GAAP to non-GAAP diluted earnings per share is presented in the table below:

Third Quarter 2022
GAAP diluted earnings per share (at least)	$1.65
Stock-based compensation expenses	0.64
Included in cost of revenues (exclusive of depreciation and amortization)	0.34
Included in selling, general and administrative expenses	0.30
Humanitarian support in Ukraine (a)	0.12
Unbilled business continuity resources (b)	0.06
Geographic repositioning (d)	0.14
One-time charges	0.09
Other acquisition-related expenses	0.01
Amortization of purchased intangible assets	0.10
Provision for income taxes:
Tax effect on non-GAAP adjustments	(0.23)
Excess tax benefits related to stock-based compensation	(0.10)
Non-GAAP diluted earnings per share (at least)	$2.48